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                                                                    EXHIBIT 99.1



[CAPSTONE TURBINE CORPORATION LOGO]                 CAPSTONE TURBINE CORPORATION
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                                    21211 NORDHOFF STREET - CHATSWORTH, CA 91311
                                         PHONE: 818-734-5300 - FAX: 818-734-5320
                                                            WWW.MICROTURBINE.COM


FOR IMMEDIATE RELEASE

                CAPSTONE TURBINE APPOINTS ESTUS VP OF OPERATIONS

CHATSWORTH, Calif.--November 7, 2005--Capstone Turbine Corporation(R) (www.microturbine.com; Nasdaq: CPST), the world's leading manufacturer of microturbine energy systems, announced today that Leigh L. Estus has been appointed as the company's Vice President of Operations effective November 7, 2005.

Estus most recently served as Director of Operations of EDO Corporation (NYSE:
EDO), a communications and countermeasure systems company. Prior to his employment with EDO, Estus spent more than 16 years with BAE Systems, where he held the positions of Vice President of Operations and Director of Support Solutions. Prior to BAE Systems, Estus was employed by Whittaker Electronics Systems and Hughes Aircraft Company.

"We are pleased to have Leigh join the Capstone Leadership Team, and I am confident that his extensive experience will help us to continuously improve our operations' initiatives of increased throughput, improved cycle time, and improved product cost of our highly reliable Microturbine products," said Capstone CEO John R. Tucker.

Estus graduated from the University of Redlands with a bachelor's degree in business administration. He is a Six Sigma Champion and member of the American Management Association and Manufacturers' Alliance for Productivity and Innovation.

In conjunction with accepting employment with Capstone Turbine Corporation, Estus will receive a 10-year stock option grant to purchase 500,000 shares of the common stock of Capstone Turbine Corporation, 25% of which will vest after one year, and the remaining 75% vests on a pro rata basis over the ensuing 36 months. He will receive an additional grant of 300,000 common shares after completing twelve months of employment if he meets specific goals and objectives. The exercise price for options granted to Estus will be the fair market value of Capstone Turbine Corporation's common stock on the business day prior to the applicable option grant.


ABOUT CAPSTONE TURBINE

Capstone Turbine Corporation (www.microturbine.com; Nasdaq: CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped more than 3,200 Capstone MicroTurbine systems to customers worldwide. These award-winning systems have logged more than 10 million documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2000 certified company, Capstone Turbine is headquartered in the Los Angeles area with sales and/or service centers in New York, Mexico City, Milan, Shanghai and Tokyo.

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This press release contains "forward-looking statements," as that term is used in the federal securities laws, with regard to increased throughput, improved cycle time and improved product cost. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan," "driving to" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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CONTACT:   Capstone Turbine Corporation
           News media inquiries:
           Keith Field, 818-407-3615
           Investor and investment media inquiries:
           Alice Barsoomian, 818-407-3628

KEYWORD: CALIFORNIA
INDUSTRY KEYWORD: ENERGY UTILITIES OIL/GAS MANUFACTURING MANAGEMENT